Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Valmont Industries, Inc. on Form S-8 of our reports dated February 8, 2002, incorporated by reference in the Annual Report on Form 10-K of Valmont Industries, Inc. for the year ended December 29, 2001.

   /s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
April 29, 2002